                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-64451 on Form S-8, in Registration Statement No. 33-61087 and Amendment No. 2 to Registration Statement No. 333-5921 both on Form S-3 of our report dated March 7, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in this amendment to Annual Report on Form 10-K/A of Oxis International, Inc. for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP
Portland, Oregon
March 28, 1996

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